                                                                    EXHIBIT 10.8

                   SECOND AMENDMENT TO COLUMBIA BUILDING LEASE


            THIS SECOND AMENDMENT TO COLUMBIA BUILDING LEASE (this "SECOND AMENDMENT") dated for reference purposes only as of September 25, 1998, is made by and between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation ("LANDLORD"), and CORIXA CORPORATION, a Delaware corporation ("TENANT"). Capitalized terms used in this Second Amendment but not expressly defined herein will have the meanings given them in the amended Lease (as such term is hereinafter defined), which is incorporated herein by reference.

                                    RECITALS

            A. Fred Hutchinson Cancer Research Center, a Washington nonprofit corporation ("FHCRC"), Landlord's predecessor in interest, and Tenant previously entered into that certain Columbia Building Lease dated as of October 28, 1994 (together with all exhibits thereto, the "ORIGINAL LEASE"), providing for the lease of certain premises described therein upon the terms and conditions specified therein.

            B. FHCRC and Tenant previously entered into that certain Columbia Building Lease First Amendment dated as of December 29, 1995 (together with all exhibits thereto, the "FIRST AMENDMENT"), providing for the amendments to the Original Lease specified therein.

            C. On or about May 31, 1996, FHCRC sold to Landlord the Research Complex, including, without limitation, the Building of which the Premises are a part, and assigned to Landlord the Original Lease as amended by the First Amendment (the "LEASE").

            D. Landlord and Tenant desire to amend the Lease to provide for, among other things, Landlord's lease to Tenant and Tenant's lease from Landlord of certain additional premises described herein and in Exhibits A, B, and C attached hereto (collectively, the "SECOND AMENDMENT PREMISES"), upon the terms and conditions specified herein and in the Lease.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

            1. Scope of Second Amendment. This Second Amendment is intended to supplement (and not supersede) the Lease. Except as expressly provided herein, or to the extent of an inconsistency between the Lease and this Second Amendment (in which case this Second Amendment will control), all of the terms of the Lease will continue in full force and effect and will apply to the existing, from time to time, and expanded

Premises, the Premises to include, without limitation, the Second Amendment Premises (except where expressly stated or the context clearly requires otherwise.)

            2. Second Amendment of Lease. Effective as of the date hereof, the following provisions of the Lease are amended as specified below:

                  a. Additional Defined Terms. To the end of the introductory paragraph of the Lease is added the following:

      "This Lease has been amended by that certain Columbia Building Lease First Amendment dated as of December 29, 1995 (the "FIRST AMENDMENT"), and by that certain Second Amendment to Columbia Building Lease dated as of September 25, 1998 (the "SECOND AMENDMENT"). Except where expressly stated or the context clearly requires otherwise, references herein to "the Lease" or "this Lease" or any similar construction, will mean the Lease as amended from time to time."

                  b. Confirmation of Landlord. The first block of Section 1 of the Lease entitled "LESSOR" is deleted in its entirety and replaced with the following:

      "LESSOR                      Alexandria Real Estate Equities, Inc.

      Address for all notices:     135 N. Los Robles Avenue, Suite 250
                                   Pasadena, California 91101
                                   Attention: General Counsel
                                   Tel: (626) 578-0777
                                   Fax: (626) 578-0770

      with a copy to:              11440 W. Bernardo Court, Suite 170
                                   San Diego, California 92127
                                   Attention:  Asset Management
                                   Tel: (619) 592-6801
                                   Fax: (619) 592-6814"

                  c. Premises. The first and second sentences of Subsection 2.1(a) of the Lease are deleted in their entirety and replaced with the following:

      "Landlord hereby leases to Tenant and Tenant hereby leases from Landlord on the terms and conditions stated in this Lease (as amended from time to time) the laboratory, office, and other space described herein (the "PREMISES") in the building and connected underground annex commonly known as the Columbia Building (collectively, the "BUILDING") and located on the real property legally described on Exhibit A to this Lease (the "PROPERTY"). The original premises are generally depicted on Exhibit B to this Lease."

                  d. Second Amendment Premises. To the end of Section 2 of the Lease is added the following:

      "2.8 SECOND AMENDMENT FIFTH FLOOR PREMISES. Commencing on June 1, 1998, Landlord will lease to Tenant and Tenant will lease from Landlord, on the terms and subject to the conditions set forth in this Lease, the additional space depicted on Exhibit A attached to the Second Amendment (the "SECOND AMENDMENT FIFTH FLOOR PREMISES"), which Landlord and Tenant stipulate and agree will be deemed to consist of a total of 949 rentable square feet.

      2.9 SECOND AMENDMENT SIXTH FLOOR PREMISES. Commencing on June 1, 1998, and, notwithstanding anything to the contrary contained herein, extending only until May 31, 1999, (at which time Tenant will vacate the space and surrender possession thereof to Landlord in accordance with all the terms and conditions of this Lease relating thereto), Landlord will lease to Tenant and Tenant will lease from Landlord, on the terms and subject to the conditions set forth in this Lease, the additional space depicted on Exhibit B attached to the Second Amendment (the "SECOND AMENDMENT SIXTH FLOOR PREMISES"), which Landlord and Tenant stipulate and agree will be deemed to consist of a total of 12,305 rentable square feet.

      2.10 SECOND AMENDMENT FIRST FLOOR PREMISES. Commencing on October 1, 1998, Landlord will lease to Tenant and Tenant will lease from Landlord, on the terms and subject to the conditions set forth in this Lease, the additional space depicted on Exhibit C attached to the Second Amendment (the "SECOND AMENDMENT FIRST FLOOR Premises"), which Landlord and Tenant stipulate and agree will be deemed to consist of a total of 5,991 rentable square feet. (The Second Amendment First Floor Premises, the Second Amendment Fifth Floor Premises, and the Second Amendment Sixth Floor Premises are sometimes collectively referred to herein as the "SECOND AMENDMENT PREMISES," and individually referred to herein as a "component of" the Second Amendment Premises.)"

                  e. Base Rent. Section 4.1 of the Lease is deleted in its entirety and replaced with the following:

      "4.1 BASE RENT

      (a) Except with respect to the Second Amendment Premises, Tenant agrees to pay Landlord annual base rent for the Premises at the rate of $28.00 per rentable square foot, payable in twelve equal monthly installment in advance of the first day of each calendar month, subject to increase as provided in Sections 4.2 and 8.6(c) below (the "PRE-SECOND AMENDMENT BASE RENT"). Except as otherwise provided herein, the Pre-Second Amendment Base Rent for expansion space (including, without limitation, the Initial Fourth Floor Expansion Space, Second Floor and Long Term Expansion Space) will be the Pre-Second Amendment Base Rent in effect as of the date the expansion space is added to the Premises. Rent for the Second Floor and any Long Term Expansion Space (as defined below) will commence on the date specified in Section 8.7 below.

      (b) Tenant agrees to pay Landlord annual base rent for the Second Amendment Fifth Floor Premises at the rate of $8.00 per rentable square foot, payable in twelve equal monthly installments in advance on the first day of each calendar month, subject to increase as provided in Section 4.2 below (the "SECOND AMENDMENT FIFTH FLOOR BASE RENT").

      (c) Tenant agrees to pay Landlord annual base rent for the Second Amendment Sixth Floor Premises at the rate of $28.84 per rentable square foot, payable in twelve equal monthly installments in advance on the first day of each calendar month, subject to increase as provided in Section 4.2 below (the "SECOND AMENDMENT SIXTH FLOOR BASE RENT")."

      (d) Tenant agrees to pay Landlord annual base rent for the Second Amendment First Floor Premises at the rate of $16.65 per rentable square foot, payable in twelve equal monthly installments in advance on the first day of each calendar month, subject to increase as provided in Section 4.2 below (the "SECOND AMENDMENT FIRST FLOOR BASE RENT"). (The Second Amendment First Floor Base Rent, the Second Amendment Fifth Floor Base Rent, and the Second Amendment Sixth Floor Base Rent are sometimes collectively referred to herein as the "SECOND AMENDMENT BASE RENT;" the Pre-Second Amendment Base Rent and the Second Amendment Base Rent are sometimes collectively referred to herein as the "BASE RENT;"

      and the Base Rent and any applicable Additional Base Rent are sometimes collectively referred to herein as "RENT").

      (e) Rent will be paid by Tenant to Landlord at the first address shown on
      Section 1 of the Lease or such other place as Landlord may designated by written notice to Tenant. Rent for any period during the Term that is less than one month will be prorated on a per diem basis based upon a thirty-day month."

                  f. Base Rent Adjustment. Subsections 4.2(a) and 4.2(b) of the Lease are deleted in their entirety and replaced with the following, and subsections 4.2(c) and 4.2(d) of the Lease are renumbered as 4.2(d) and 4.2(e) respectively:

      "(a) Beginning January 15, 1998, Pre-Second Amendment Base Rent will be increased on each anniversary thereof (the "ADJUSTMENT DATE") by the percentage increase in the Consumer Price Index (defined below) over the preceding twelve (12) month period, measured by the percentage difference between the Consumer Price Index most recently published prior to that Adjustment Date and the Consumer Price Index most recently published prior to the previous Adjustment Date In no event, however, will the increase in Pre-Second Amendment Base Rent for any Lease year be less than three percent (3%) or more than six percent (6%). "Consumer Price Index" will mean the Consumer Price Index - All Urban Consumers, All Cities, 1988 Revision (1982-84 = 100), which is published by the United States Bureau of Labor Statistics or such comparable successor index as may be published by the United States Bureau of Labor Statistics from time to time.

      (b) Each segment of Additional Base Rent (i.e., Second Floor Additional Base Rent, Third Floor Additional Base Rent and Fourth Floor Additional Base Rent), and each segment of Second Amendment Base Rent (i.e., the Second Amendment First Floor Base Rent, Second Amendment Fifth Floor Base Rent, and Second Amendment Sixth Floor Base Rent) will also be adjusted annually on the anniversary of the Adjustment Date in the same manner as Pre-Second Amendment Base Rent; provided, however, that the first adjustment for each will be calculated using as a base index the Consumer Price Index published on the Adjustment Date immediately prior to the date on which that segment of Additional Base Rent or of Second Amendment Base Rent, as the case may be, commenced, and the amount of the adjustment will be pro-rated for the period between the date such

      Additional Base Rent or Second Amendment Base Rent, as the case may be, first becomes payable and the next following Adjustment Date.

      (c) If the Consumer Price Index is discontinued and no comparable successor index is published by the United States Bureau of Labor Statistics, the parties will select another similar index which reflects consumer prices, and if the parties cannot agree on another index, it will be selected by binding arbitration pursuant to the terms of this Lease. If arbitration is required to select another index, Tenant will continue to pay an amount equal to the Pre-Second Amendment Base Rent, Second Amendment Base Rent, and Additional Base Rent or adjusted Pre-Second Amendment Base Rent, Second Amendment Base Rent, and Additional Base Rent last payable until the newly adjusted Pre-Second Amendment Base Rent, Second Amendment Base Rent, and Additional Base Rent can be determined (which in no event will be less than the Pre-Second Amendment Base Rent, Second Amendment Base Rent, and Additional Base Rent last payable), at which time Tenant will pay any additional amounts owed for that Lease year based on the newly adjusted Pre-Second Amendment Base Rent, Second Amendment Base Rent, and Additional Base Rent as determined by the arbitration, and Tenant will thereafter pay such newly adjusted Pre-Second Amendment Base Rent, Second Amendment Base Rent, and Additional Base Rent, subject to further adjustments as provided herein."

                  g. Pro Rata Share Calculation. Subsection 4.3(b) of the Lease is deleted in its entirety and replaced with the following:

      "(b) Tenant's "Pro Rata Share" will mean the percentage that is obtained by dividing (i) the total rentable square feet of the Premises (not ever including the Second Amendment First Floor Premises, and not including the Second Amendment Fifth Floor Premises except as provided in Subsection 4.3(j) of this Lease, but expressly including, without limitation, the Second Amendment Sixth Floor Premises) from time to time by (ii) the total rentable square feet of the Building (not ever including the rentable square footage on the first floor thereof), which Landlord and Tenant stipulate and agree will be deemed to consist of a total of 143,631 rentable square feet. In the event of a change in the amount of Tenant's Pro Rata Share, Landlord will deliver to Tenant a statement showing the amount payable by Tenant, the manner in which the amount was calculated, and the data or documentation supporting those calculations."

                  h. Gross Operating Expenses and Operating Expenses. All occurrences of the words "Operating Expenses" in Subsections 2.4(a)(2), 4.3(d), 4.3(e), and 6.2(a) of the Lease, in the second sentence of Subsection 8.1(a) of the Lease, and in Sections 10.2 and 24 of the Lease, are deleted in their entirety and replaced with the words "Gross Operating Expenses."

                  i. Additional Operating Expenses; Change in Pro Rata Share Calculation. To the end of Section 4.3 of the Lease is added the following:

      "(h) "Operating Expenses" for any period will mean the mathematical difference calculated by subtracting (i) the product of the First Floor Operating Expense Rate (as hereinafter defined) during such period by the total rentable square footage on the first floor of the Building (which Landlord and Tenant stipulate and agree will be deemed to consist of a total of 16,893 rentable square feet) from (ii) Gross Operating Expenses for such period.

      (i) Notwithstanding anything to the contrary contained herein, commencing on October 1, 1998, Tenant will pay to Landlord as additional rent, and in the same manner as Tenant's Pro Rata Share of Operating Expenses, additional annual expenses relating to the Second Amendment First Floor Premises (the "SECOND AMENDMENT FIRST FLOOR OPERATING EXPENSES") at the rate of $8.00 per rentable square foot thereof, subject to adjustment as hereinafter provided (the "FIRST FLOOR OPERATING EXPENSE RATE"). Second Amendment First Floor Operating Expenses will be payable in twelve equal monthly installments in advance on the first calendar day of each calendar month. Second Amendment First Floor Operating Expenses will be increased by three percent (3%) each calendar year commencing on January 1, 2000, including, without limitation, throughout any Option Period and any period of Tenant's retention of the Second Amendment First Floor Premises after the expiration of the Term.

                  j.    Condition of Second Amendment Premises. To the end of
Section 7.1 of the Lease is added the following:

      "Landlord will deliver the components of the Second Amendment Premises to Tenant clean and free of debris and hazardous materials (without any obligation to paint the same), and with any existing cabinetry and equipment included (in its current state), but otherwise in an AS-IS condition."

                  k. Alterations and Utility Installations. Subsections 8.3(h), 8.3(i), and 8.3(k) of the Lease are deleted in their entirety and replaced with the following:

      "(h) Tenant may make Alterations and Utility Installations to the Premises on the terms and conditions of this Section 8.3. In addition: (i) the initial Alterations and Utility Installations planned by Tenant for the Second, Third and Fourth Floors (the "TENANT IMPROVEMENT WORK") will be performed in accordance with a work letter attached as Exhibit I to the First Amendment (the "WORK LETTER"), which Work Letter was executed by Tenant and Landlord concurrently with their execution of the First Amendment; and (ii) the initial Alternations and Utility Installations planned by Tenant for the Second Amendment Premises (the "SECOND AMENDMENT TENANT IMPROVEMENT WORK") will be performed in accordance with a work letter attached as Exhibit D to the Second Amendment (the "SECOND AMENDMENT WORK LETTER"), which Second Amendment Work Letter was executed by Tenant and Landlord concurrently with their execution of the Second Amendment. Landlord will provide Tenant and its contractors with access to the relevant Premises for purposes of completing the work under the Work Letter and the Second Amendment Work Letter as provided under Section 8.7 below.

      (i) Prior to Landlord allowing Tenant to enter upon the relevant Premises for the purpose of performing the Tenant Improvement Work or the Second Amendment Tenant Improvement Work pursuant to the Work Letter and the Second Amendment Work Letter respectively, or for the placing of personal property, Tenant will furnish to Landlord evidence satisfactory to Landlord that insurance coverage required of Tenant under the provisions of Section 10 of the Lease are in effect, and such entry will be subject to all the terms and conditions of the Lease other than the payment of Base Rent or Operating Expenses.

      (k) Any unresolved dispute arising under this Section 8.3, the Work Letter, or the Second Amendment Work Letter will be submitted to binding arbitration as set forth in Section 25 of the Lease."

                  l. Allowances. To the end of Section 8.6 of the Lease is added the following:

      "(e) Landlord will also provide Tenant with an allowance, in an amount not to exceed $191,712.00, to reimburse Tenant for its disbursements to third parties incurred solely in connection with Alterations and Utility Installations for the Second Amendment First Floor Premises (the "SECOND AMENDMENT ALLOWANCE"), subject to the terms and conditions of this Section
      8.6 and the Second Amendment Work Letter; provided, however, that Tenant will not be entitled to any part of the Second Amendment Allowance unless and until Tenant has completed the installation of sprinklers in the Second Amendment First Floor Premises in accordance with this Lease, the Second Amendment Work Letter, and all applicable Laws. Tenant agrees to complete such work prior to commencing any of its business in the Second Amendment First Floor Premises."

      "(f) Landlord will also provide Tenant with an allowance, in an amount not to exceed $35,000.00, to reimburse Tenant for one-half (1/2) of its disbursements to third parties incurred solely in connection with the installation of sprinklers on the Third Floor and the Fourth Floor in accordance with the Lease, the Second Amendment Work Letter, and all applicable Laws. Tenant agrees to complete such work on or before May 31, 1999.

                  m.    Access to Second Amendment Premises. To the end of
Section 8.7 of the Lease is added the following:

      "Landlord will provide Tenant with access to the Second Amendment Sixth Floor Premises on or prior to June 1, 1998. Landlord may provide Tenant access to the Second Amendment Fifth Floor Premises and the Second Amendment First Floor Premises prior to the dates Tenant is to receive possession thereof pursuant to Sections 2.8 and 2.10 of the Lease respectively, solely for the construction of Alterations and Utility Installations relating thereto and the placing of personal property therein, but Landlord will be under no obligation to do so and will assume no liability for any failure to do so."

                  n. Landlord's Indemnity. Subsection 11.8(b) of the Lease is deleted in its entirety, and Landlord and Tenant agree that such provision will be deemed to have been null and void ab initio.

                  o. Remedies. Subsection 19.2(a) of the Lease is deleted in its entirety and replaced with the following:

      "(a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises, including reasonable attorneys' fees and expenses, and Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover rent as it becomes due."

And to the end of Section 19.2 of the Lease is added the following:

      "(d) Terminate the Lease by any lawful means, in which case Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including, but not limited to, the cost of recovering possession of the Premises, including reasonable attorneys' fees and expenses."

                  p. Signage. To the end of Section 27 of the Lease is added the following:

      "Landlord may at any time place on or about the Building or the Research Complex any ordinary "For Sale" or "For Lease" signs provided such signs or the installation thereof do not damage, cover, or otherwise obstruct in any manner the public view of any signage placed at the Research Complex by Tenant in accordance with the terms and conditions of this Lease."

                  q. Second Amendment Basement Space. To the end of the Lease is added the following:

      "45. LICENSE; SHIPPING AND RECEIVING SERVICES.

      45.1 GRANT AND USE OF LICENSE. Landlord hereby grants to Tenant a revocable license (the "LICENSE") for the use by Tenant of certain space located in the basement of the Building and depicted on Exhibit E attached to the Second Amendment (the "SECOND AMENDMENT BASEMENT SPACE"). Tenant may use such space exclusively for the purposes of operating and maintaining (at Tenant's sole expense) shipping and receiving services for the benefit of Tenant and all other tenants of the Building as described in Section 45.6 hereof (the "SHIPPING AND RECEIVING SERVICES"), and to the extent it does not interfere therewith, the storage of Tenant's belongings (excluding Hazardous Substances), both in accordance with all federal, state, and local laws, rules, and regulations. Although the Second Amendment Basement Space does not and will not constitute a part of the Premises or rentable square footage at the Building, Tenant nevertheless acknowledges and agrees that all of Tenant's obligations, duties, and burdens (but none of its rights and privileges except as expressly provided in this Section 45) pertaining to the Premises, except for the payment of Rent and Operating Expenses, shall also apply to the Second Amendment Basement Space including, without limitation, the obligations, duties, and burdens imposed on Tenant pursuant to Sections 6, 7, 8, 10 and 11 of this Lease; provided, however, that nothing contained in this sentence shall in any way diminish or otherwise abrogate Tenant's agreements herein that specifically relate to the License, the Shipping and Receiving Services, or the use of the Second Amendment Basement Space. The License is made upon and subject to the terms, covenants, and conditions herein set forth, and Tenant agrees as a material part of the consideration for this License to keep and perform each and all of the terms, covenants, and conditions hereof to be kept and performed by Tenant, and this License is made upon the condition of such performance.

      45.2 TERM OF LICENSE. The term of the License shall be for a period commencing on June 1, 1998, and ending on the earlier of: (i) the expiration or earlier termination of this Lease; (ii) five business days after Landlord's written notification to Tenant of Landlord's determination, in its sole and absolute discretion, to terminate the License; and (iii) thirty calendar days after Tenant's written notification to Landlord of Tenant's determination, in its sole and absolute discretion, to both cease providing the Shipping and Receiving Services and terminate the License. Upon any termination of the License as provided in clause (i) immediately preceding, Tenant shall immediately vacate, surrender possession of, and turn over to Landlord the entire Second Amendment Basement Space. Upon any termination of the License as provided in clauses (ii) and (iii) immediately preceding, Tenant shall immediately vacate, surrender possession of, and turn over to Landlord that portion of the Second Amendment Basement Space shown on Exhibit E as the "Terminable Second Amendment Basement Space," but Tenant may, if Tenant so desires, retain for its use for the remaining Term that portion of the Second Amendment Basement Space described on Exhibit E as the "Retainable Second Amendment Basement Space provided that Tenant shall advise Landlord in writing, prior to the termination of the License, of its intent to retain such space, and further provided that Tenant shall thereafter pay Landlord a fixed monthly rent of $8.00 per square foot for the continued use of such space.

      45.3 NATURE AND SCOPE OF LICENSE. Tenant hereby acknowledges and agrees that the License is a revocable, personal, non-exclusive, unassignable privilege only, and not a grant of a property interest in the Building, the Research Complex, or elsewhere.

      45.4 LICENSE FEE AND SECURITY DEPOSIT. Except as provided in Section 45.2 above, Tenant's use of the Second Amendment Basement Space shall be without payment to Landlord of any Rent or Operating Expenses relating thereto for so long as Tenant is using said space in accordance herewith. If Tenant remains in possession of the Terminable Second Amendment Basement Space or any part thereof after the License is for any reason terminated, Tenant shall immediately pay to Landlord therefor, in addition to all other loss, cost, damage, and liability suffered by Landlord on account thereof, without deduction, setoff, prior notice, or demand, a daily hold-over rental of $100.00, which amount shall be deemed earned in full by Landlord on a daily basis. Notwithstanding anything to the contrary contained in this Lease, the Security Deposit also shall be held and used by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions to be kept and performed by Tenant pursuant to this Section 45 of the Lease.

      45.5 ADDITIONAL COSTS OF LICENSE. Tenant shall pay, as an additional cost of obtaining and maintaining the License, all amounts paid or incurred by Tenant in connection with the staffing, operation, and maintenance of the Shipping and Receiving Services, and any costs incurred in connection with the termination of such services whether or not such termination is required by Landlord. Tenant shall not earn a profit by providing Shipping and Receiving Services, and may charge other tenants of the Building only for the amount of disbursements made by Tenant to third party shippers and vendors on such tenants' behalf.

      45.6 SHIPPING AND RECEIVING SERVICES. Tenant shall staff, operate, and maintain, and otherwise make the Shipping and Receiving Services available to all the other tenants of the Building, from 8:00 a.m. to 4:30 p.m., Monday through Friday. Tenant shall be solely responsible for staffing, operating, and maintaining the Shipping and Receiving Services, and shall do so in a manner consistent with the level of services that were previously provided to tenants at the Building by FHCRC. Tenant shall provide Shipping and Receiving Services for the other tenants of the Building by: (i) providing timely notification to tenants of the arrival of packages and other materials addressed to such tenants; (ii) arranging appropriate and timely unloading of containers, packages, and equipment;
      (iii) arranging a drop-off zone for the pick-up of packages by express mail couriers; and (iv) using reasonable efforts to monitor and direct the flow of traffic in the area of the loading dock in a manner that accommodates all vehicles as efficiently as possible. Tenant shall obtain such additional insurance relating to its furnishing of the Shipping and Receiving Services as Landlord may, from time to time, reasonably require, and as Tenant may, from time to time, deem desirable. Notwithstanding anything herein to the contrary, Tenant shall have the right in connection with performing the Shipping and Receiving Services to establish standard operating procedures, reasonable in the biotechnology and biomedical industries, relating to safety, security, and orderliness, and Tenant shall also have the right to refuse to perform any or all of the Shipping and Receiving Services for any tenant of the Building not materially complying with such procedures."

                  r. Description of the Property. The legal description in Exhibit A attached to the Lease and in Exhibit A attached to the First Amendment is deleted in its entirety and replaced with the following:

      "Lots 1-4, 6, and 7 , Block 94, Terry's Second Addition to the Town (now
      City) of Seattle, according to the plat thereof recorded in Volume 1 of Plats, Page 87, records of King County, Washington, together with the vacated alley adjoining said lots, all situate in the City of Seattle, County of King, State of Washington."

                  s. Rentable Square Footage at Building. The language and chart in Exhibit F attached to the First Amendment is deleted in its entirety and replaced with the following:

        "Landlord and Tenant stipulate and agree that the rentable square footages of the Building will be deemed to consist of the following:


                             Floor                                   RSF

                          First Floor                              16,893

                         Second Floor                              21,143

                          Third Floor                              21,429

                         Fourth Floor                              21,434

                          Sixth Floor                              22,166

                         Seventh Floor                             22,171

                        Annex Level 100                            11,482

                        Annex Level 200                            12,923

                        Annex Level 300                            13,883

                             TOTAL                                163,524


            3. The Second Amendment Premises. Tenant acknowledges that it has determined to its satisfaction that the Second Amendment Premises can be used by it for the purposes described in Subsection 6.1(a) of the Lease, and that the Second Amendment Basement Space can be used by it for the purposes described in
Section 45 of the Lease. Except as otherwise stated in this Second Amendment, Tenant hereby acknowledges that neither Landlord nor any of Landlord's employees or agents has made any oral or written warranties or representations to Tenant relating to the condition or use by Tenant of the Second Amendment Premises, the Second Amendment Basement Space, or the Research Complex, and Tenant further acknowledges that Tenant assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Second Amendment Premises and the Second Amendment Basement Space, and the compliance thereof with all applicable laws, rules, and regulations in effect during the term of the Lease, except as otherwise expressly and specifically stated therein or herein. Landlord and Tenant further agree that the provisions of Section 22 of the Lease will not apply to Landlord's demising and Tenant's leasing of the Second Amendment Premises pursuant to this Second Amendment, that the Second Amendment Premises are not, as of the date hereof, "public accommodations" within the scope of the ADA, and that the Second Amendment Basement Space shall not be included as "space Tenant occupies" in connection with the provisions of
Section 11.1 of the Lease. If Landlord has not delivered to Tenant possession of any of the various components of the Second Amendment Premises within sixty (60) days of the dates scheduled therefor in Sections 2.8, 2.9 and 2.10 of the Lease, Landlord and Tenant agree that, as Tenant's sole remedy therefor, Tenant may at Tenant's sole and absolute option by written notice to Landlord advise Landlord, at anytime thereafter and before accepting possession of such space, that the relevant provisions of Paragraph 2 of this Second Amendment relating thereto will be ineffective and of no force or effect, in which event Landlord and Tenant will be discharged from all obligations relating thereto, Landlord will return to or adjust with Tenant any funds received from Tenant in connection therewith, and Landlord and Tenant will promptly enter into a further written amendment to the Lease (as amended hereby) to document the same.

            4. Brokers. Landlord and Tenant each represent and warrant to the other that it has had no dealings with any broker or finder other than the firm of Kidder, Mathews & Segner (who represents Landlord and will receive a fee from Landlord pursuant to a separate written agreement) in connection with the negotiation of this Second Amendment and the consummation of the transaction contemplated hereby, and that no broker, finder, or entity other than said named broker is entitled to any commission or finder's fee in connection with said transaction. Landlord and Tenant do each agree to indemnify, defend, and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder, or other similar party by reason of any dealings or actions of the indemnifying party, including any costs, expenses, and/or attorneys' fees and disbursements reasonably incurred with respect thereto, and Landlord agrees to pay the commission of its broker.

            5. Authority to Amend. Each party hereto represents and warrants to the other that it holds all the right, title, and interest of the lessor (in the case of Landlord ) or the lessee (in the case of Tenant) under the Lease, and that it has full power and authority to amend the Lease as provided herein without the consent or agreement of any third party.

            6. Further Assurances. Landlord and Tenant hereby agree to execute and deliver to the other any additional instrument or other document which the other party may reasonably request to evidence or to better effect the amendments and agreements contained herein, promptly upon the request of such other party; provided, however, that neither party will be obligated to execute or deliver any such other document which would enlarge the obligations or liabilities, or diminish the rights, of such party hereunder.

            7. Enforcement Cost. If either Landlord or Tenant institute any actions or proceedings to enforce any provision of this Second Amendment, or for damages or other losses incurred by reason of an alleged breach of any provision hereof, then the prevailing party will be entitled to receive all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the prevailing party in connection with such action or proceeding.

            8. Modification; Binding Effect; Benefit. This Second Amendment may not be modified, amended, supplemented, or otherwise changed except by a writing executed by the party against whom such modification, amendment, supplement, or other agreement is to be enforced. The terms and provisions contained herein will be binding upon and inure to the benefit of the parties hereto and to their respective successors and assigns (subject to Section 18 of the Lease), but upon and to no other.

            9. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which when executed and delivered will be deemed an original, and all of which taken together will constitute but one and the same instrument.

            10. Governing Law. This Second Amendment will be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of Washington without giving effect to the principles of conflict of laws thereof.

            11. Entire Agreement. This Second Amendment sets forth the entire agreement of the parties hereto with respect to the subject matter contained herein, and any prior agreement, whether oral or written, express or implied, of the parties hereto and with respect to the subject matter contained herein is hereby declared null and void. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by the parties hereto, that are not set forth expressly in this Second Amendment.

            12. Captions. The captions in this Second Amendment are for convenience of reference only and will not be deemed to modify, explain, restrict, alter, or affect the meaning or interpretation of any provision of this Second Amendment.

            13. Time. Time is of the essence of each and every provision hereof.

            IN WITNESS WHEREOF, the undersigned parties have caused this

                  [Remainder of Page Intentionally Left Blank]

Second Amendment to be executed and delivered by their respective representatives, thereunto duly authorized, as of the date first above written.

                                       LANDLORD:

                                       ALEXANDRIA REAL ESTATE,
                                       EQUITIES, INC., a Maryland corporation
                                       By:     /s/ PETER J. NELSON
                                               ---------------------------------
                                       Name:   Peter J. Nelson
                                               ---------------------------------
                                       Title:  CFO
                                               ---------------------------------


                                       TENANT:

                                       CORIXA CORPORATION,
                                       a Delaware corporation
                                       By:     /s/MARK MCDADE
                                               ---------------------------------
                                       Name:   Mark McDade
                                               ---------------------------------
                                       Title:  COO
                                               ---------------------------------

                                    EXHIBIT A

              DIAGRAM OF THE SECOND AMENDMENT FIFTH FLOOR PREMISES









                                    [drawing]

                                    EXHIBIT B

                         DIAGRAM OF THE SECOND AMENDMENT
                              SIXTH FLOOR PREMISES









                                    [drawing]

                                    EXHIBIT C

              DIAGRAM OF THE SECOND AMENDMENT FIRST FLOOR PREMISES











                                    [drawing]

                                    EXHIBIT D

                          SECOND AMENDMENT WORK LETTER

                          SECOND AMENDMENT WORK LETTER

            THIS SECOND AMENDMENT WORK LETTER (this "WORK LETTER") is dated for reference purposes only as of the 25 day of September, 1998, and by and between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation ("LANDLORD") and CORIXA CORPORATION, a Delaware corporation ("TENANT") with reference to the following facts:

                                    RECITALS

        A. Landlord and Tenant have concurrently herewith executed that certain Second Amendment to Columbia Building Lease dated of even date herewith (the "SECOND AMENDMENT") to which this Work Letter is attached as Exhibit D. The Second Amendment amends that certain Columbia Building Lease dated as of October 28, 1994, as previously amended by that certain Columbia Building Lease First Amendment dated as of December 29, 1995 (together, the " ORIGINAL LEASE"). All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Original Lease as amended by the Second Amendment (as so amended, the "LEASE").

        B. The provisions of this Work Letter shall apply to the initial Tenant Improvement Work (as such term is hereinafter defined) planned by Tenant for the various components of the Second Amendment Premises described in Sections 2.8, 2.9, and 2.10 of the Lease (each, a "BUILD-OUT SITE," and collectively, the "BUILD-OUT SITES"). The Tenant Improvement Work will be performed in stages as Tenant prepares to renovate and occupy each Build-Out Site. As a result, the provisions of this Work Letter will be applied to each Build-Out Site as Tenant plans and accomplishes the Tenant Improvement Work for such Site.

        Now, therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



                                    ARTICLE 1
                              GENERAL REQUIREMENTS


        1.1 Tenant Improvement Work. Planning, construction, and payment for the Tenant Improvement Work shall be carried out in accordance with the terms and conditions of the Lease and this Work Letter. To the extent this Work Letter and the Lease are in conflict, the terms of this Work Letter shall prevail.

        1.2 Architect. Tenant shall retain the services of a fully qualified laboratory and office architect ("ARCHITECT") licensed in the State of Washington, who shall be responsible for the preparation of fully detailed working drawings and specifications (the "TENANT IMPROVEMENT PLANS") from which the Tenant Improve-ment Work shall be constructed. Tenant shall be responsible for directing Architect in the preparation of the Tenant Improvement Plans and Architect shall be employed by Tenant. Tenant's selection of Architect, Contractor (as such term is defined below), and major subcontractors shall be subject to the written approval of Landlord and, if applicable, Landlord's lender. Landlord hereby approves in advance Tenant's use of Mahlum & Norfors McKinley Gordon as Architect and DPR as Contractor. At Landlord's request from time to time, meetings shall be held and attended by Tenant, Architect, Contractor, and any other tenant improvement consultants selected by Tenant, to discuss with Landlord the construction of the Tenant Improvement Work.

        1.3 Tenant Improvement Plans. Contractor shall prepare and deliver to Landlord, at the same time the Tenant Improvement Plans are delivered to Landlord, a detailed time schedule for the Tenant Improvement Work in form and substance acceptable to Landlord. Such schedule shall include the earliest and latest anticipated dates of completion of the Tenant Improvement Work.

        1.4     Approval of the Tenant Improvement Plans.

                1.4.1 The design, quality of materials, and installations undertaken in the Second Amendment Premises pursuant to the Tenant Improvement Plans shall be subject to the prior written approval of Landlord and, if applicable, Landlord's lender, and shall conform to and meet all applicable city, county, state, and federal laws, and all building codes, rules, and regulations, and shall meet or exceed all guidelines, standards, and recommendations prepared and issued by all other government authorities having jurisdiction over or other control of the development and use of laboratory and office space of the type to be constructed within the Second Amendment Premises.

                1.4.2 Landlord shall review and approve or disapprove the Tenant Improvement Plans in writing within ten (10) business days after Landlord's receipt of such documents from Architect (together with the detailed time schedule from Contractor). Landlord shall be responsible, at its sole expense, for the cost of reviewing the Tenant Improvement Plans. If Landlord disapproves any portion of the Tenant Improvement Plans, then Landlord shall specifically: (a) approve those portions which are acceptable to Landlord; and
(b) disapprove those portions which are not acceptable to Landlord, specifying the reasons for such disapproval and describing in reasonable detail the change Landlord requests for each item disapproved.

                1.4.3 Landlord shall have full access to the Tenant Improvement Plans during the course of the Tenant Improvement Work. Any changes, modifications, improvements, amendments, additions, supplements, or alterations (collectively, "CHANGES") to the Tenant Improvement Plans which Landlord may consider necessary in order to protect its or other tenants' interests in the Research Complex shall be conveyed to Tenant who shall instruct Architect to make said Changes.

                1.4.4 Where final Tenant Improvement Plans approved by Landlord in writing conflict with this Work Letter or the Lease, the provisions of the final Landlord-approved Tenant Improvement Plans shall prevail.

        1.5 Permits for the Tenant Improvement Work. Tenant or Architect shall be responsible for obtaining all necessary building and other permits, licenses, and approvals (collectively, "PERMITS") relating to the Tenant Improvement Work from the applicable governing agencies. If any such governing agency shall reject the Tenant Improvement Work and thereby prevent the issuance of a Permit, Tenant shall immediately take such action and make all necessary corrections to the Tenant Improvement Plans required by said agencies and approved by Landlord in writing. Upon said agency's approval of Tenant's Permit applications, Tenant or Architect shall obtain the Permits from said agency and deliver a copy of the same to Landlord.

        1.6     Construction of the Tenant Improvement Work.

                1.6.1 Tenant agrees, as soon as practical after receipt of the required Permits therefor and after obtaining access to the respective Build-Out Sites, to diligently and continuously prosecute the Tenant Improvement Work to completion in accordance with the final Landlord-approved Tenant Improvement Plans, and in accordance with all city, county, state, and federal laws, ordinances, rules, and regulations relating thereto.

                1.6.2 Commencing on the date Tenant begins the Tenant Improvement Work on a Build-Out Site, Tenant shall indemnify and hold Landlord harmless from any loss of or damage to Tenant's or Contractor's property, completed work, fixtures, equipment, materials, or merchandise, and from liability for death of or injury to any person except as caused by the willful misconduct or gross negligence of Landlord.

                1.6.3 Tenant agrees that except for any available Second Amendment Allowance, Landlord neither assumes nor shall bear any cost for the Tenant Improvement Work.

                1.6.4 Tenant shall deliver a completed City of Seattle sign-off inspection card and an original Certificate of Occupancy to Landlord prior to opening for business any Build-Out Site.

        1.7     Changes to the Tenant Improvement Work.

                1.7.1 Tenant shall notify Landlord in writing of any requested Changes to the Tenant Improvement Work, describing in detail the nature and extent of any such Change. If the nature of such Changes requires revisions to the Tenant Improvement Plans, then Architect shall revise the Tenant Improvement Plans and deliver a revised set of the affected portion of the Tenant Improvement Plans to Landlord for Landlord's review and approval or disapproval as provided below.

                1.7.2 Material changes to the Tenant Improvement Work (each a "MATERIAL Change") are Changes that: (a) alter any of the structural portions of the Building including, without limitation, a load bearing wall, the roof, the foundation, or the floor slabs; (b) alter the function of the mechanical, electrical, heating, ventilation, air conditioning, plumbing, or other systems of the Building; (c) exceed $5,000.00 in cost for a single Change; or (d) are visible from the Common Area of the Research Complex. Landlord shall review and approve or disapprove in writing Material Changes within ten (10) business days of the written receipt from Tenant of the requested Material Changes. Landlord shall review and approve or disapprove in writing all other Changes within five
(5) business days of the written receipt from Tenant of the requested Change.

                1.7.3 Tenant shall reimburse Landlord for all reasonable and actual fees incurred by Landlord in connection with its third party consultants reviewing Charges and Material Changes to the Tenant Improvement Plans.

        1.8 Diligence. Landlord and Tenant agree that each shall use due diligence in performing their respective obligations pursuant to this Work Letter.

                                    ARTICLE 2
                           THE TENANT IMPROVEMENT WORK


        2.1 General. "The Tenant Improvement Work" shall include the demolition, construction, purchase, and installation of all of the items of a permanent or fixed nature described in the final Landlord-approved Tenant Improvement Plans.

        2.2 The Tenant Improvement Work. Tenant shall cause the Tenant Improvement Work to be performed in a good and workman like manner and in accordance with Section 1.6.1 above. At completion of each phase of the Tenant Improvement Work, Tenant shall provide Landlord with complete as-built plans of the Tenant Improvement Work.

        2.3 Equipment and Furnishing. Tenant shall be responsible for the placement within the Build-Out Sites of the personal property of Tenant. Tenant shall purchase and install, at Tenant's sole expense, which shall not be reimbursable from the Second Amendment Allowance, all equipment, furnishings, and other personal property required by Tenant in the operation of its business, other than the improvements described in the final Landlord-approved Tenant Improvement Plans.

        2.4 Removal of Waste. During the Tenant Improvement Work, Contractor shall promptly remove all related trash and debris to Contractor supplied trash receptacles. Tenant shall not permit disposal of such waste material into the Research Complex's trash receptacles.


                                      ARTICLE 3
                         THE TENANT IMPROVEMENT WORK BUDGET


        3.1     Budget for the Tenant Improvement Work.

                3.1.1 Tenant shall submit to Landlord for its review and approval, prior to commencing construction of any Tenant Improvement Work, a specific line item budget of the cost to complete such Tenant Improvement Work (the "BUDGET") prepared by Contractor or Tenant and certified by Architect.


                3.1.2 Tenant shall provide a copy of the fully executed construction contract for the Tenant Improvement Work between Tenant and Contractor to Landlord.

                                    ARTICLE 4
                          TENANT'S USE OF A CONTRACTOR


        4.1 Contractor Selection. Contractor must be bondable and meet all licensing and insurance requirements established by the State of Washington and the City of Seattle, and have in force a general liability insurance policy of not less than $2,000,000.00 or such higher limits as Landlord may reasonably request, which policy of insurance shall name Landlord as an additional insured. During the construction of any Tenant Improvement Work, Tenant shall provide or cause Contractor to provide all-risk builder's insurance in such form and amount as is required by Landlord. Tenant shall provide Landlord with certificates of insurance naming Landlord as an additional insured prior to the commencement of the Tenant Improvement Work. At the request of Landlord, Tenant shall also provide Landlord with a copy of Contractor's most recent financial statements and proof of bondability.

        4.2 Special Conditions. Tenant shall incorporate into the contract with Contractor the following items as "Special Conditions:"

                4.2.1 Contractor shall diligently perform its work in a manner and at times which do not unreasonably impede or delay any other work at the Building.

                4.2.2 Contractor shall be responsible for the repair, replacement, and clean-up of any damage caused by Contractor at or to the Second Amendment Premises, the Building, the Research Complex.

                4.2.3 Except as shown on the final Landlord-approved Tenant Improvement Plans, Contractor shall: (a) obtain written approval from Landlord prior to penetrating any structural portion of the Building including, without limitation, any floor slab, roof, or load bearing wall; and (b) obtain prior written approval of such work by a structural engineer acceptable to Landlord. Landlord's approval shall not relieve Tenant or Contractor from responsibility for damage to the Building because of any such penetration by Contractor.

                4.2.4 Contractor shall store all construction materials and contain all operations within the relevant Build-Out Sites and such other space as Landlord may specifically permit in writing. Contractor shall at all times avoid interfering with or delaying other work and other tenants at the Research Complex. All trash, construction debris, and surplus construction materials shall be promptly removed from the Research Complex by Contractor.

                4.2.5 Contractor shall notify Landlord in advance in writing, and obtain Landlord's written prior approval: (a) two (2) business days in advance of any work to be done on weekends or of any interruption of Building services; and (b) one (1) business day in advance of any work to be done at other than regular job hours.


                4.2.6 Contractor shall comply with all applicable federal, state, and local laws, codes, rules, and regulations governing the performance of the Tenant Improvement Work, and all applicable regulations established by Landlord for the Research Complex, including, without limitation, the procedures for maintenance of air quality during construction set out by Landlord.


                4.2.7 Neither Contractor nor any subcontractors shall post signs at the Research Complex without first obtaining Landlord's written consent, except for those necessary for health and safety.


                4.2.8 Work performed by Contractor shall be performed in a manner so as to avoid any labor dispute which results in a work stoppage or impairment.


                4.2.9 Access to other tenant's premises are to be scheduled at least two (2) business days in advance and are to be requested in writing.


                4.2.10 No music, animals, or inappropriate language is allowed at the Building.


                4.2.11 Construction personnel are to use the entrance, elevator, or emergency stairs designated by Landlord. Loading of construction materials, supplies, trash, and office/laboratory equipment shall not exceed the maximum load requirement for each elevator or floor.


                4.2.12 No construction parking is permitted in the designated visitor parking stalls, in front of the Building's main entrance, in the loading dock area, in the designated ambulance space, or in the vehicle area of the basement of the Building.


                4.2.13 Prior to the use or installation of heavy equipment of any kind on the Building roof, written review and approval of the proposed installation by a structural engineer acceptable to Landlord is required.

                                    ARTICLE 5
                 TENANT IMPROVEMENT (SECOND AMENDMENT) ALLOWANCE


        5.1 Second Amendment Allowance. Payment to Contractor of portions of the Second Amendment Allowance shall be made by Landlord subject to Subsections
8.3 and 8.6 of the Lease, and disbursed as provided below. Any additional funds which may be needed to complete the Tenant Improvement Work, or any work related thereto, shall be paid by Tenant. Tenant shall provide Landlord with evidence reasonably acceptable to Landlord of the availability of such additional funds.

        5.2 Disbursements. Payments from the Second Amendment Allowance shall be made no more frequently than on a monthly basis by Landlord. Payments shall be released only upon the approval of Architect who shall prepare a monthly certificate for payment which shall be submitted to Landlord and which in turn shall be based upon invoices from Contractor and others (including Architect) for work completed to date and for services or materials provided to date. The certificate shall be submitted to Landlord at least ten (10) business days prior to the date the disbursement is requested and shall include: (a) copies of bills received by Tenant for all sums expended or due; (b) to the extent applicable, a statement from Architect that states that the Tenant Improvement Work for which the previous disbursement was made was completed in accordance with the final Landlord-approved Tenant Improvement Plans; and (c) such other documentation or information as may be requested by Landlord. All submittals for payment shall be accompanied by a lien release, conditioned upon receipt of the applied for payment, executed by Contractor and when applicable, by subcontractors, suppliers, and others who provided work, services, or material to the Build-Out Site. At Landlord's option, disbursements may be made directly to Architect, Contractor, subcontractors, materialmen, laborers, and other persons planning or performing the Tenant Improvement Work.

                5.2.1 Landlord shall have no obligation to make any disbursement of the Second Amendment Allowance if the Tenant Improvement Work shall have been materially injured or damaged by fire or other casualty, unless Tenant shall demonstrate to landlord's reasonable satisfaction that Tenant has sufficient funds available to complete the Tenant Improvement Work.

                5.2.2 Landlord shall have the right to decline to make any requested disbursement if Landlord, in the exercise of its reasonable discretion, determines that the Tenant Improvement Work with respect to which the disbursement has been requested has not been constructed substantially in accordance with the final

Landlord-approved Tenant Improvement Plans and as otherwise required by this Work Letter or the Lease.

                5.2.3 Landlord shall have no obligation to make a disbursement from the Second Amendment Allowance for any Tenant Improvement Work if Landlord has not received Architect's certificate and the other documentation required under Section 5.2 above.


        5.3 Outside Date. Any Second Amendment Allowance funds not disbursed by December 31, 1999, shall remain with Landlord and no longer be available to Tenant.


                5.3.1 Tenant shall pay for all Tenant Improvement Work costs in excess of the available Second Amendment Allowance within thirty (30) days of invoicing by the party providing such work or materials, and shall obtain and deliver to Landlord unconditional lien releases in connection with such payment.


                5.3.2 Notwithstanding Section 5.3.1, if Tenant is unable to obtain unconditional lien releases or if any liens are filed against the Building or the Research Complex as a result of the Tenant Improvement Work, then within thirty (30) days after completion of the work or immediately after receipt of notice of any lien, Tenant shall cause the lien or lien rights to be released of record or to be bonded over by a bond reasonably satisfactory to Landlord in the amount of 150% of the amount of such lien.

        5.4 Use of Second Amendment Allowance. The Tenant Improvement Work chargeable against the Second Amendment Allowance may include, in addition to the cost of construction for work shown on the final Landlord-approved Tenant Improvement Plans, the cost of space planning, engineering work, and building permits. Tenant shall be responsible for the cost of the matters described in
Section 2.3 above, which cost shall not be charged against the Second Amendment Allowance. In addition, the Second Amendment Allowance shall not be used, among other things, for the following: (a) the purchase of equipment, furnishings, or other personal property for Tenant or for the Second Amendment Premises; (b) costs for improvements which are not shown on or described in the final Landlord-approved Tenant Improvement Plans unless otherwise approved by Landlord in writing; (c) attorneys' fees and costs incurred by Tenant in connection with the negotiation of construction contracts, and attorneys' or experts' fees and costs or other expenses incurred by Tenant in connection with disputes with Landlord or third parties; (d) costs incurred as a consequence of delay (unless the delay is caused by

Landlord and excepting any Permitted Delay); (e) construction defects or defaults caused by Architect, Contractor, or any subcontractor or supplier; (f) costs recoverable by Tenant on account of warranties or insurance; and (g) wages, labor, and overhead for Tenant's employees or for overtime or premium time unless approved by Landlord in writing.

        5.5 Responsibilities. Architect and Tenant shall jointly be responsible for ensuring that all construction work is carried out by Contractor in accordance with the final Landlord-approved Tenant Improvement Plans, and Contractor shall in turn be responsible for the execution of the Tenant Improvement Work in accordance with the final Landlord-approved Tenant Improvement Plans and as directed by Architect and Tenant.


                                    ARTICLE 6
                                  MISCELLANEOUS

        6.1 Work Completion. "Substantially Complete" shall mean: (a) Contractor has completed the Tenant Improvement Work as shown on the final Landlord-approved Tenant Improvement Plans (subject only to a punch list of items that do not materially interfere with Tenant's use of the Build-Out Site); Tenant has obtained a temporary certificate of occupancy or similar occupancy permit from the City of Seattle or other appropriate governmental agency; or (c) a substantial completion certificate has been given by Architect to Landlord.

        6.2 Lender Requirements. This Work Letter is subject to any requirements of Landlord's lender, if any, and Tenant agrees to cooperate with Landlord in meeting Landlord's lender's requirements and in obtaining said lender's approvals.

        6.3 Delays. "Permitted Delay" shall mean: (a) the occurrence of a force majeure such as the unavailability of supplies or strikes by trade groups necessary for Substantial Completion of work; (b) extraordinary acts of government that force a general halt of construction at the Building and in the surrounding vicinity; or (c) governmental or regulatory delays in inspecting or approving Tenant Improvement Work, in each case beyond the reasonable control of Tenant.

        6.4 Approvals. In all cases where this Work Letter provides for approval by Landlord or Tenant, the approval may not be unreasonably withheld or delayed unless such provision states to the contrary. Except where otherwise specifically provided, where approval is required, the reviewing party shall respond within ten

(10) business days, either granting its approval or giving the other party detailed information as to what is not acceptable and why.


        6.5 Modification. No modification, waiver, or amendment of this Work Agreement or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in a writing signed by Landlord and Tenant.

        6.6 Counterparts. This Work Letter may be executed in any number of counterparts but all counterparts taken together shall constitute a single document.

        6.7 Governing Law. This Work Letter shall be governed by, construed, and enforced in accordance with the laws of the State of Washington.

        6.8 Time of the Essence. Time is of the essence of this Work Agreement and of each and all of the provisions thereof.

        6.9 Severability. If any term or provision of this Work Letter is declared invalid or unenforceable, the remainder of this Work Letter shall not be affected by such determination and shall continue to be valid and enforceable.

        6.10 Merger. All understanding and agreements, oral or written, heretofore made between the parties hereto and relating to Landlord's Work are merged in this Work Letter, which alone (but inclusive of provisions of the Lease incorporated herein and the final Landlord-approved Tenant Improvement Plans) fully and completely expresses the agreement between Landlord and Tenant with regard to the matters set forth in this Work Letter.

        6.11 Liability. Tenant shall indemnify and hold Landlord harmless from all costs, expenses, losses, claims, liabilities, and damages to the Research Complex or to the person or property of tenants or guests at the Research Complex arising in connection with or related to the performance of the Tenant Improvement Work by Tenant, Contractor, any subcontractor, or representatives of such parties.

        6.12 Entire Agreement. This Work Letter is made as a part of and pursuant to the Lease and, together with the Lease, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Work Letter is subject to all of the terms and limitation set forth in the Lease, and neither party shall have any rights or remedies under this Work Letter separate and apart from their respective remedies pursuant to the Lease.

        6.13 Captions. The headings and captions in this Work Letter are for purposes of convenience only and shall not be used to modify or interpret any of the provisions herein.


        IN WITNESS WHEREOF, the parties hereto have executed this Work Letter as of the date first above written.

Landlord:                              Tenant:
Alexandria Real Estate Equities, Inc.  Corixa Corporation
By:_______________________________     By:_______________________________
Name:_____________________________     Name:_____________________________
Its:______________________________     Its:______________________________

                                    EXHIBIT E


                 DIAGRAM OF THE SECOND AMENDMENT BASEMENT SPACE









                                    [drawing]